UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report: April 11, 2019
(Date of earliest event reported)
KB HOME
(Exact name of registrant as specified in its charter)

Delaware	1-9195	95-3666267
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Wilshire Boulevard, Los Angeles, California		90024
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (310) 231-4000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
On April 11, 2019, KB Home held its 2019 Annual Meeting. The final results for each item submitted to a vote of security holders at the 2019 Annual Meeting are provided below. The rounded percentages displayed below for the election of directors are based on the total “For” and “Against” votes cast for each respective director nominee. The rounded percentages displayed below for the other items are based on the total number of shares of KB Home common stock that were present or represented, and entitled to vote on each respective item, at the 2019 Annual Meeting.
1. The vote on the nominees for election to the KB Home board of directors was as follows:

Director	For	%	Against	%	Abstentions	Broker Non-Votes
Dorene C. Dominguez	76,065,322	99.8%	134,185	0.2%	47,718	9,822,411
Timothy W. Finchem	73,809,324	96.9%	2,386,044	3.1%	51,857	9,822,411
Dr. Stuart A. Gabriel	76,057,176	99.8%	139,093	0.2%	50,956	9,822,411
Dr. Thomas W. Gilligan	76,023,488	99.8%	172,681	0.2%	51,056	9,822,411
Kenneth M. Jastrow, II	73,513,634	96.5%	2,666,501	3.5%	67,090	9,822,411
Robert L. Johnson	70,108,434	92.0%	6,088,358	8.0%	50,433	9,822,411
Melissa Lora	73,568,084	96.5%	2,629,861	3.5%	49,280	9,822,411
Jeffrey T. Mezger	74,112,302	97.3%	2,068,588	2.7%	66,335	9,822,411
James C. Weaver	75,877,962	99.6%	315,821	0.4%	53,442	9,822,411
Michael M. Wood	76,048,896	99.8%	146,670	0.2%	51,659	9,822,411
2. The non-binding advisory vote to approve named executive officer compensation was as follows:

For	%	Against	%	Abstentions	%	Broker Non-Votes
70,901,785	93.0%	5,218,919	6.8%	126,521	0.2%	9,822,411

3. The vote to ratify Ernst & Young LLP’s appointment as KB Home’s independent registered public accounting firm for the fiscal year ending November 30, 2019 was as follows:

For	%	Against	%	Abstentions	%	Broker Non-Votes
84,818,773	98.6%	1,157,071	1.3%	93,792	0.1%	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2019	KB Home

	By:	/s/ William A. (Tony) Richelieu
William A. (Tony) Richelieu Vice President, Corporate Secretary and Associate General Counsel